EXHIBIT 21.1

Mammoth Energy Services, Inc.
List of Significant Subsidiaries

Name of Subsidiary
5 Star Electric LLC
Anaconda Manufacturing LLC
Anaconda Rentals LLC
Aquahawk Energy LLC
Aquawolf LLC
Barracuda Logistics LLC
Bison Drilling and Field Services LLC
Bison Sand Logistics LLC
Bison Trucking LLC
Black Mamba Energy LLC
Cobra Acquisitions LLC
Cobra Aviation LLC
Lion Power Services LLC
Dire Wolf Energy Services LLC
Great White Sand Tiger Lodging Ltd.
Higher Power Electrical LLC
IFX Transport LLC
Ivory Freight Solutions LLC
Leopard Aviation LLC
Mako Acquisitions LLC
Mammoth Energy Partners LLC
Mammoth Equipment Leasing LLC
Mr. Inspections LLC
Muskie Proppant LLC
Panther Drilling Systems LLC
Piranha Proppant LLC
Predator Aviation LLC
Python Equipment LLC
Redback Coil Tubing LLC
Redback Energy Services LLC
Redback Pumpdown Services LLC
Stingray Cementing and Acidizing LLC
Silverback Energy LLC
South River Road LLC
Stingray Cementing LLC
Stingray Energy Services LLC
Stingray Pressure Pumping LLC
Sturgeon Acquisitions LLC
Taylor Frac LLC
Taylor Real Estate Investments LLC
Tiger Shark Logistics LLC
WTL Oil LLC